Exhibit 3.2

STEWART & STEVENSON INC.
BYLAWS
As Adopted and in
Effective as of                      2007

TABLE OF CONTENTS

TABLE OF CONTENTS	1

STOCKHOLDERS’ MEETINGS	1

1. Time and Place of Meetings	1

2. Annual Meeting	1

3. Special Meetings	1

4. Notice of Meetings	1

5. Inspectors	2

6. Quorum	2

7. List of Stockholders	2

8. Voting; Proxies	2

9. Order of Business	3

DIRECTORS	5

10. Function	5

11. Number	5

12. Nominations of Directors; Election	5

13. Vacancies	6

14. Removal	7

15. Resignation	7

16. Regular Meetings	7

17. Special Meetings	7

18. Quorum	7

19. Participation in Meetings by Remote Communications	7

20. Committees	7

21. Compensation	8

22. Action without Meeting	8

NOTICES	8

23. Generally	8

24. Waivers	9

OFFICERS	9

25. Generally	9

26. Compensation	9

27. Succession	9

28. Voting Securities Owned by the Company	9

29. Authority and Duties	10

STOCK	10

30. Certificates; Stock Records	10

31. Classes of Stock	10

32. Lost, Stolen or Destroyed Certificates	10

33. Transfer	10

34. Record Dates	11

35. Transfer Agents	11

DIVIDENDS	11

36. Dividends	11

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS	12

37. Indemnification of Directors and Officers	12

38. Indemnification of Employees and Agents	12

GENERAL	12

39. Fiscal Year	12

40. Seal	12

41. Location and Reliance Upon Books, Reports and Records	12

42. Time Periods	12

43. Amendments	12

44. Certain Defined Terms	13

STOCKHOLDERS’ MEETINGS
     1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors (the “Board”) of Stewart & Stevenson Inc. (the “Company”) or the Chairman of the Board (the “Chairman”), and stated in the notice of meeting. Whichever of the Board or the Chairman shall have called an annual or special meeting of stockholders may postpone and reschedule such previously scheduled annual or special meeting of the stockholders.
     2. Annual Meeting. An annual meeting of the stockholders will be held at such date, place and time as may be designated, in accordance with Bylaw 1, at which meeting the stockholders will elect the Directors of the Company. Except as required by the Company’s Certificate of Incorporation, in all matters brought before an annual meeting, the affirmative vote of the majority of total combined voting power of the shares of Common Stock and Class B Common Stock, voting as a single class (such requisite vote of the stockholders, hereinafter, the “Required Vote”), present in person or by proxy at the annual meeting and entitled to vote on the subject matter, will be the act of the stockholders.
     3. Special Meetings. Special meetings of the stockholders may be called (a) by the Chairman, or (b) by the Secretary within 10 calendar days (or such shorter period as may be permitted under the General Corporation Law of the State of Delaware (the “DGCL”) or other applicable laws) after receipt of the written request of a majority of the Directors or (c) by stockholders holding a majority of the total combined voting power of the outstanding shares of Common Stock and Class B Common Stock. Any such request by a majority of the Directors must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. In all matters brought before a special meeting, except as required by the Company’s Certificate of Incorporation, the Required Vote of the stockholders present in person or by proxy will be the act of the stockholders. Special meetings of holders of the outstanding Preferred Stock, may be called, and action of such stockholders may be taken, in the manner and for the purposes provided, if any, in the applicable Preferred Stock Designation.
     4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, if any, date and time thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10, nor more than 60, calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided or permitted herein or by law. Written notice of every meeting of stockholders shall be given by personal delivery or by mail or by electronic communication to the extent permitted by the DGCL. If mailed, such notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If electronically transmitted, such notice will be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Confirmation of receipt will not be required. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.
     5. Inspectors. The Board will appoint, or if the Board has not made such appointment, the presiding officer shall appoint, one or more inspectors of election to act as judges of the voting, to determine those persons entitled to vote at any meeting of the stockholders and to make a written report thereof, or any adjournment thereof, in advance of such meeting subject to, and in accordance with, the DGCL. The Board, or if the Board has not appointed the inspector(s), the presiding officer, may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
     6. Quorum. Except as otherwise provided by law or specified in a Preferred Stock Designation, the holders of a majority of the total combined voting power of the issued and outstanding shares of Common Stock and Class B Common Stock, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the majority of the total combined voting power of the issued and outstanding shares of Common Stock and Class B Common Stock that is present in person or represented by proxy at such meeting will have the power to adjourn the meeting from time to time, as provided in these Bylaws and the DGCL, until a quorum is present or represented. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
     7. List of Stockholders. The Secretary or other officer who has charge of the stock ledger of the Company will prepare and make, at least 10 calendar days before any meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list will be produced and kept available at the times and places required by DGCL.
     8. Voting; Proxies. Except as otherwise provided by law, by the Certificate of Incorporation or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy but no such proxy may be voted upon after three years from its date, unless such proxy explicitly provides for a longer period. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL, or any successor provision. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary, or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the total combined voting power of the issued and outstanding shares of Common Stock and Class B Common Stock present in person or by proxy at such meeting request that votes shall be made by written ballot. Every vote taken by written ballot will be counted by the inspectors of election.
     9. Order of Business. (a) The Chairman, or such other officer of the Company designated by the Chairman, will call meetings of the stockholders to order and will act as presiding officer thereof. The Secretary of the Company shall act as Secretary of all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman shall appoint a person to act as Secretary at such meetings. The presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.
     (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given in accordance with Bylaw 4, (ii) otherwise properly brought before the annual meeting by the presiding officer, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Company in accordance with Bylaw 9(c) below.
     (c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, (iii) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Bylaw 9(c), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Company entitled to vote required to approve such business that the stockholder proposes to bring before such annual meeting and included in such materials the Proposal Solicitation Notice. Except as otherwise provided by law, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such stockholder, the beneficial owner on whose behalf the notice is given, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”), and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Bylaw 9(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) with respect to the matters set forth in this Bylaw 9(c), including without limitation any such rules or regulations relating to the delivery of a proxy statement and form of proxy. For purposes of this Bylaw 9(c) and Bylaw 12, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Bloomberg or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or furnished by the Company to stockholders. Nothing in this Bylaw 9(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Bylaws 3 and 4 or (ii) otherwise properly brought before the meeting by the presiding officer.
     (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
DIRECTORS
     10. Function. The business and affairs of the Company will be managed under the direction of its Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.
     11. Number. The authorized number of Directors will be fixed from time to time by Required Vote of the stockholders or Written Consent (as hereinafter defined) of the stockholders.
     12. Nominations of Directors; Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, stockholders may elect Directors at an annual or special meeting of stockholders, in accordance with the procedures set forth in this Bylaw 12, or by the Written Consent of stockholders as provided in the Certificate of Incorporation.
     (b) Nominations of persons for election as Directors may be made at an annual or special meeting of stockholders (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time of giving the notice provided for in this Bylaw 12, who is entitled to vote for the election of Directors at such annual or special meeting, and who complies with the procedures set forth in this Bylaw 12. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Company with a Nomination Solicitation Notice, as that term is defined in this Bylaw 12 below, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Company entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice (as defined below). All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.
     (c) In the case of nominations for election at an annual meeting, except as otherwise provided by law, to be timely, a stockholder’s notice with respect to nominations of persons for election as Directors of the Company must be delivered to or mailed and received at the principal executive offices of the Company not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Bylaw 12(c) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Bylaw 12(c) shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Company not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Company. To be in proper written form, such stockholder’s notice must set forth or include: (i) the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of capital stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and series and number of shares of capital stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) the name, age, business address, residence address and occupation of the nominee proposed by the stockholder; (vi) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; (vii) the signed consent of each nominee to serve as a Director of the Company if so elected; and (viii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”). At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director of the Company. The presiding officer of any annual meeting will determine that a nomination was or was not made in accordance with the procedures prescribed by this Bylaw 12, and if he or she should so determine, he or she will so declare to the meeting and the nomination will be considered or disregarded, as the case may be. Notwithstanding the foregoing provisions of this Bylaw 12, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw 12, including without limitation any such rule or regulations relating to the delivery of a proxy statement and form of proxy. Nothing in the foregoing provision obligates the Company or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Company or the Board information with respect to any nominee for Directors submitted by a stockholder.
     13. Vacancies. The Board shall have no power to fill any vacancies on the Board, howsoever caused or created. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock

Designation, vacancies on the Board, howsoever caused or created, may be filled only by the Required Vote of the shareholders. Any Director elected to fill any vacancy on the Board will hold office for the remainder of the full term of his or her predecessor. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.
     14. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders with or without cause in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this Bylaw 14 duly adopted in accordance with the Certificate of Incorporation.
     15. Resignation. Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation will take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.
     16. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Chairman.
     17. Special Meetings. Special meetings of the Board may be called by the Chairman and notice will be deemed given to each Director by whom such notice is not waived, if it is given 24 hours before the start of the meeting (i) in person, (ii) by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice, or (iv) by other similar medium of communication. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Chairman or specified in the notice of any such meeting.
     18. Quorum. At all meetings of the Board, a majority of the Directors will constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
     19. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
     20. Committees. Subject to a Required Vote of or the Written Consent of the stockholders: (a) The Board may designate one or more directorate committees. Each such committee will consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee shall exercise any power or duty required by the DGCL to be acted upon by the Board.
     (b) The members of each committee of the Board will serve in such capacity as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.
     (c) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 20(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board. Each committee of the Board will keep written minutes of its proceedings and report on such proceedings to the Board.
     21. Compensation. The compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries shall be determined by the Required Vote or Written Consent of the stockholders. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.
     22. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes or proceedings of the Board or of such committee. Such filing will be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
NOTICES
     23. Generally. Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given (i) in person, (ii) by courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, or (iii) facsimile, electronic transmission or similar means of communication. Any notice will be deemed to be given at the time when the same is transmitted, to the extent given by facsimile, electronic transmission or similar means of communication.
     24. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or such person’s duly authorized attorney, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting (in person or by proxy) will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
     25. Generally. The officers of the Company will be elected by the Board, upon the recommendation of the Chairman, and may consist of a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Accounting Officer, a Chief Operating Officer, a Secretary, a Treasurer and such other officers as the Board, upon the recommendation of the Chairman, may from time to time determine, including any or all of the following: one or more Vice Chairmen, one or more Controllers, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.
     26. Compensation. The compensation of all officers and agents of the Company will be determined by the Board or by a committee of the Board or, in the absence of such determination, the Chairman may fix or delegate to another officer of the Company the power to fix the compensation of other officers and agents of the Company.
     27. Succession. Each officer of the Company will hold office until their successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Directors or by the Required Vote or Written Consent of the stockholders. Any vacancy occurring in any office of the Company may be filled by the Board as provided in Bylaw 25.
     28. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman and the Chairman may, in the name of and on behalf of the Company, take all such action as he may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present.
     29. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board upon the recommendation of the Chairman.
STOCK
     30. Certificates; Stock Records. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or the President or the Chief Financial Officer and the Secretary or an Assistant Secretary, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.
     31. Classes of Stock. The designations, powers, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information at no charge.
     32. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.
     33. Transfer. Stock of the Company will be transferable in the manner prescribed by the Certificate of Incorporation, by applicable law and in these Bylaws. Transfers of stock will be made on the books of the Company only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,”

with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock will be valid as against the Company for any purpose until it has been entered in the stock records of the Company by an entry showing from and to whom transferred.
     34. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board or such other person(s) entitled to call a meeting of stockholders may fix a record date, which will not be more than 60, nor less than 10, calendar days before the date of such meeting. If no record date is fixed by the Board or such other person(s) entitled to call a meeting of stockholders, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board or such other person(s) entitled to call a meeting of stockholders may fix a new record date for the adjourned meeting.
     (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
     (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.
     35. Transfer Agents. The Company may from time to time maintain one or more transfer offices or agencies at such place or places as may be determined from time to time by the Board.
DIVIDENDS
     36. Dividends. Subject to the provisions of DGCL and the Certificate of Incorporation (including any Preferred Stock Designation), the Board, with the Required Vote of the Stockholders, will have full power to declare and pay dividends on the capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board, with the Required Vote of the stockholders, from time to time may determine for any proper purpose, and the Board may modify or abolish such reserve.

INDEMNIFICATION OF
DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
     37. Indemnification of Directors and Officers. The Company shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, and under the certificate of incorporation, indemnify any director or officer of the Company.
     38. Indemnification of Employees and Agents. The Company may, by action taken in writing by the Board in its sole discretion in a particular case, provide indemnification to employees and agents of the Company, and to persons who serve at the request of the Company as directors, officers, employees or agents of an affiliate of the Company or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case individually or as a group, to the same extent (or such lesser extent as the action by the Board may provide) as the indemnification of directors and officers permitted by Bylaw 37.
GENERAL
     39. Fiscal Year. The fiscal year of the Company will end on January 31 of each year or such other date as may be fixed from time to time by the Board.
     40. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     41. Location and Reliance Upon Books, Reports and Records. The books and records of the Company may be kept at such place or places as the Board or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these Bylaws or by such officer or agent as shall be designated by the Board. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
     42. Time Periods. In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be performed during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.
     43. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, by the Required Vote of the stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, (b) by written consent of stockholders holding a majority of the total combined voting power of the outstanding shares of the Common Stock and Class B Common Stock (“Written Consent”), or (c) at any meeting of the Board, subject to the Required Vote of the stockholders or the Written Consent of the stockholders.
     44. Certain Defined Terms. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Company’s Certificate of Incorporation.